QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-149545) pertaining to the Liberty Media 401(k) Savings Plan;

  (2)
  Registration Statement (Form S-8 No. 333-149544) pertaining to the Liberty Media Corporation 2007 Incentive Plan;

  (3)
  Registration Statement (Form S-8 No. 333-149543) pertaining to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007);

  (4)
  Registration Statement (Form S-8 No. 333-149542) pertaining the LMC Incentive Plan;

  (5)
  Registration Statement (Form S-8 No. 333-142626) pertaining to the Liberty Media Corporation 2007 Incentive Plan;

  (6)
  Registration Statement (Form S-8 No. 333-134115) pertaining the LMC Incentive Plan;

  (7)
  Registration Statement (Form S-8 No. 333-134114) pertaining to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007); and

  (8)
  Registration Statement (Form S-8 No. 333-134067) pertaining to the Liberty Media 401(k) Savings Plan of our report dated February 18, 2009, with respect to the consolidated financial statements of Expedia, Inc. included in this Annual Report (Form 10-K) of Liberty Media Corporation for the year ended December 31, 2008.

                      Ernst & Young LLP

Seattle, Washington
February 25, 2009

QuickLinks

Consent of Independent Registered Public Accounting Firm